Exhibit 10.58

CONFIDENTIAL TREATMENT

AMENDMENT NO. 5

to the

MANUFACTURING AND SUPPLY AGREEMENT

entered into as of September 30, 2001

by and between

ACS Dobfar, SpA and Cubist Pharmaceuticals, Inc.

This AMENDMENT NO. 5 (“Amendment No. 5”), to that certain Manufacturing and Supply Agreement (as amended to date pursuant to Amendments Nos. 1, 2, 3 and 4, the “Agreement”) entered into as of September 30, 2001, is made this 17th day of November, 2009 (“Amendment No. 5 Effective Date”), by and between ACS Dobfar, SpA, an Italian corporation (“ACSD”), and Cubist Pharmaceuticals, Inc., a Delaware corporation (“Cubist”). Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement, and the Agreement shall be amended to incorporate any additional definitions provided for in this Amendment No. 5, including definitions in the preamble and recitals hereto.

WHEREAS, Cubist and ACSD desire to amend the Agreement as set forth in this Amendment No. 5;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Amendment of Section 3.3.  The Agreement is hereby amended by deleting the text of Section 3.3 thereof in its entirety and replacing it with the following text:

(a) Capacity Improvements. ACSD and Cubist have agreed on the project plan attached hereto at Exhibit G for the process and associated plant improvements to the Facility that are intended to increase the capacity of the Facility to produce Product (the “Capacity Improvements”).  The Parties shall work together diligently to implement the Capacity Improvements as rapidly as reasonably possible after the Amendment No. 5 Effective Date.  Cubist shall be responsible for the agreed-upon []* necessary to []* the Capacity Improvements; provided that, ACSD shall be prohibited from using such capital equipment for any other activities other than activities in support of Cubist, and such prohibition shall survive the expiration or termination of this Agreement.  ACSD shall purchase the capital equipment, and Cubist shall issue a purchase order to ACSD for capital expenditure contribution for []*.  ACSD shall be responsible for all other ACSD costs related to the Capacity Improvements, including without limitation the costs of []*.

(b) Additional Improvements.  Cubist and ACSD shall each have the right to propose additional process and associated plant improvements for the production of Product to be implemented at the Facility that are intended to improve the quality of, and the efficiency of the process for producing, Product (“Additional Improvements”); provided that, Cubist shall have final decision-making authority on what Additional Improvements are implemented.  ACSD shall agree to all reasonable Additional Improvement proposals by Cubist and shall implement the Additional Improvements as rapidly as possible; provided that, both Cubist and ACSD agree that

*Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

it is possible for the Additional Improvement to achieve regulatory approval, if necessary, and that Cubist and ACSD agree to a project implementation plan for such Additional Improvement. A failure by ACSD to agree to a reasonable Additional Improvement in accordance with all Italian regulations and law or to implement such Additional Improvement as rapidly as possible shall constitute a breach by ACSD of a material obligation under Section 12.2(a)(i) of this Agreement if the delay or the failure will cause relevant damage to Cubist.  Cubist shall be responsible for the agreed-upon []* necessary to []* the Additional Improvements; provided that, ACSD shall be prohibited from using such capital for any other activities other than activities in support of Cubist, and such prohibition shall survive the expiration or termination of this Agreement.  ACSD shall be responsible for all other ACSD costs related to the Additional Improvements, including without limitation the costs of []*.  ACSD shall not implement any process improvements for the production of Product on its own without the express prior written consent of Cubist.

2. Amendment of Section 5.1.  The Agreement is hereby amended by deleting the text of Section 5.1 thereof in its entirety and replacing it with the following:

Provided that ACSD maintains the staff appropriate to operate the Facility in order to satisfy Cubist’s purchase orders, including, but not limited to, at least []* full time employees (“FTEs”) dedicated to the manufacture and supply of Product to Cubist hereunder consistent with the organizational chart and parameters set forth in Exhibit F, Cubist shall order from ACSD at least []* percent ([]*%) of Cubist’s requirements of Product each calendar year during the Term; provided that, ACSD is fully committed to supply 100% of Cubist’s requirements.

3. Amendments of Section 5.6.  The Agreement is hereby amended by inserting the following two sentences at the beginning of Section 5.6(a) thereof:

ACSD shall be obligated to accept Cubist Purchase Forecasts and purchase orders for each calendar year up to the anticipated annual capacity of the Facility. A failure by ACSD to so accept a Cubist Purchase Forecast or purchase order shall constitute a breach by ACSD of a material obligation under Section 12.2(a)(i) of the Agreement.

The Agreement is hereby further amended by adding the following subsection (d) at the end of Section 5.6 of the Agreement:

(d) If ACSD fails to deliver any Product ordered by Cubist in any calendar year in accordance with Sections 5.1, 5.3 and 5.4 hereof, Cubist, at its sole discretion, may add the amount of the shortfall to the Product that it intends to order for the following calendar year, and the price that Cubist shall pay for Product the following year shall be the price pursuant to Section 6.1 based on the total volume ordered for that year, including the shortfall from the previous year. For the avoidance of doubt, Cubist shall pay for Product delivered in the calendar year in which the shortfall occurred using the price pursuant to Section 6.1 for the amount of Product ordered in such year, not the amount actually delivered.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

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4. Amendment of Section 6.1.  The Agreement is hereby amended by deleting Section 6.1 thereof in its entirety and replacing it with the following Section 6.1:

6.1                               Product Price

Provided that ACSD maintains the staff appropriate to operate the Facility in order to satisfy Cubist’s purchase orders, including, but not limited to, at least []* FTEs dedicated to the manufacture and supply of Product to Cubist hereunder consistent with the organizational chart and parameters set forth in Exhibit F, Cubist shall pay the following amounts for Product hereunder:

(a) For all Product ordered by Cubist for delivery in 2009, Cubist shall pay to ACSD USD $[]* per kilogram.

(b) For all Product ordered by Cubist for delivery on or after January 1, 2010 and until implementation and validation of the first Additional Improvement, Cubist shall pay for Product in Euros according to the Product Price Schedule attached hereto at Exhibit H.

(c) In connection with the implementation of any Additional Improvement, Cubist and ACSD shall agree on a new Product Price Schedule, which shall be appended to the Agreement in replacement of the Product Price Schedule attached hereto at Exhibit H.  The prices on the new Product Price Schedule will be calculated []*, such calculation to be based on []*. The prices on the new Product Price Schedule will reflect []*.  For the avoidance of doubt, the prices on the new Product Price Schedule shall in no instance be higher than the prices on the Product Price Schedule attached at Exhibit H hereto.

(d) The appropriate price from the Product Price Schedule (including any new Product Price Schedule) shall be determined using the number of kgs of Product forecast by Cubist to be delivered during the relevant calendar year in accordance with Section 5.3.  At the end of each calendar year, if the actual number of kgs of Product ordered to be delivered during such calendar year would cause the price per kg according to the Product Price Schedule to be different than previously paid by Cubist, then, no later than March 31st of the following calendar year, Cubist shall pay to ACSD the additional amount if Cubist paid too little; or ACSD shall pay to Cubist the amount Cubist overpaid if Cubist paid too much.

5. Amendment of Section 6.2.  The Agreement is hereby amended by deleting the text of Section 6.2 thereof in its entirety and replacing it with, “[Reserved].”

6. Addition of Exhibits.  The Agreement is hereby amended by adding as exhibits thereto Exhibit G and Exhibit H attached hereto.

7. No Other Amendments.  Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The terms and conditions herein and subject matter hereof shall at all times be considered Confidential Information of Cubist, as defined in the Agreement. The Agreement and this Amendment No. 5 shall be read and construed together as a single agreement and the term “Agreement” shall be deemed a reference to the Agreement as amended by this Amendment No. 5.  This Amendment No. 5 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

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which together shall constitute but one and the same instrument.  In making proof of this Amendment No. 5 it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, this Amendment No. 5 has been executed under seal by the parties hereto to be effective as of the day and year first above written.

ACS DOBFAR SpA

By:	/s/ Falciani Marco

Name: Falciani Marco

Title: President

Date: November 17, 2009

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Lindon M. Fellows

Name: Lindon M. Fellows

Title: SVP, Technical Operations

Date: 17 November 2009

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

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EXHIBIT G

ACSD Capacity Expansion Plan

[attached]

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

ACSD Capacity Expansion Plan

November 11th, 2009

Cubist’s production requirements to meet demand are expected to increase to about []* kg annually. In order to meet expected future demand, ACSD and Cubist have agreed to expand the API capacity in Anagni. Cubist will be responsible for the agreed upon []*, and ACSD will be responsible for []* and any other agreed upon costs. ACSD and Cubist personnel will collaborate closely during all phases of the capacity expansion project. Cubist must agree to all significant decisions in writing, including equipment design and specifications, suppliers, key contractors including engineering companies and consultants, building layout, and any changes of the manufacturing process. Cubist shall have final say over any decisions for the project.

The key milestones for the capacity expansion project, and the projected time for completion for each milestone are described below.

Project Milestones

1. Agreement on conceptual design and project approach

• ACSD and Cubist shall agree conceptually to changes of the manufacturing process, and the manufacturing facility, including equipment changes, target date []*

2.  Long-lead-time items

• ACSD and Cubist shall identify long lead time items which are expected to have a delivery time of 4 months or longer, target date []*

• ACSD and Cubist shall agree on suppliers, design, and price of long lead time items, target date []*

• ACSD orders long lead time items, target date []*

• Cubist shall owe ACSD []*% of the total amount invoiced solely for such equipment by the third party vendor(s) to ACSD upon completion of such long lead time equipment orders, []*% upon delivery, and []*% after completion of installation and qualification

• Within 3 business days of the event triggering the payment owed, ACSD shall invoice Cubist for such amounts owed, and shall attach to such invoices copies of any third party invoices upon which ACSD’s invoice is based, and Cubist shall pay such invoice within 30 days of Cubist’s receipt thereof

3. Detailed Project Plan

• ACS and Cubist shall agree upon and sign a detailed project plan, including project scope, project team, equipment list, suppliers for key equipment, facility layout, basic design drawings and project schedule, target date []*

4. Third party contractors, engineering companies, consultants

• ACSD and Cubist shall agree upon third party contractors, engineering companies, and consultants, including scope of external services, documentation standards, price of services, target date []*

5. Detailed design review

• ACSD and Cubist shall agree and sign off on detailed design package, including facility layout, detailed design drawings of buildings, detailed specifications and drawings of new or changed equipment, detailed drawings of piping and instrumentation, description of automation, target date []*

• Cubist shall owe ACSD []*% of ACSD’s external costs invoiced by a third party directly related to completion of the detailed design package upon Cubist’s sign off

• Within 3 business days of Cubist’s sign off, ACSD shall invoice Cubist for such amounts owed, and shall attach to such invoice copies of any third party invoices upon which ACSD’s invoice is based, and Cubist shall pay such invoice within 30 days of Cubist’s receipt thereof

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

6. Process Equipment (other than long lead time items)

• ACSD and Cubist shall agree on suppliers, design, and price of all equipment, target date []*

• Cubist shall owe ACSD []*% of the total amount invoiced solely for such equipment by the third party vendor(s) to ACSD upon completion of such other equipment orders, []*% upon delivery, and []*% after completion of installation and qualification of all other equipment

• Within 3 business days of the event triggering the payment owed, ACSD shall invoice Cubist for such amounts owed, and shall attach to such invoices copies of the third party invoices upon which ACSD’s invoice is based, and Cubist shall pay such invoice within 30 days of Cubist’s receipt thereof

7. Process materials, i.e. resins

• ACSD and Cubist shall agree on suppliers, design, price, and the distribution of costs for process materials between ACSD and Cubist, target date []*

• Cubist shall owe ACSD []*% of the agreed upon Cubist share of the total amount invoiced solely for such process materials by the third party vendor(s) to ACSD upon completion of all process material orders, []*% upon delivery, and []*% after completion of installation and qualification of the process materials

• Within 3 business days of the event triggering the payment owed, ACSD shall invoice Cubist for such amounts owed, and shall attach to such invoices copies of any third party invoices upon which ACSD’s invoice is based, and Cubist shall pay such invoice within 30 days of Cubist’s receipt thereof

8. Utility Infrastructure

• ACSD and Cubist shall agree on changes to utilities and related equipment required to support the capacity expansion project, and the distribution of utility related costs between ACSD and Cubist, target date []*

9. Buildings and building modifications

• ACSD and Cubist shall agree on all building additions and modifications, including buildings design, materials, contractors, and prices, target date []*

• Cubist shall owe ACSD []*% of the total amount invoiced by the third party vendor(s) to ACSD for such agreed upon building additions and modifications after completion of such additions and modifications to Cubist’s satisfaction in accordance with the detailed project plan

10. Process changes and validation

• ACSD and Cubist shall agree on all process changes, including implementation schedules and validations protocols.

11. Final validation of equipment and processes at the increased capacity

• Upon successful completion of the final validation of a process in the modified facility which is capable of producing at an annual capacity of []* kg or higher, such capability determined by the number of kg produced and the time it takes to produce any 3 consecutive batches that are released for commercial use, Cubist shall owe half of the remaining []*% of project costs which Cubist is responsible for according to the agreement of amendment No. 5, this project plan, the detailed project plan referred to above, and any other agreements between ACSD and Cubist.  Within 3 business days of release for commercial use of the third such batch, ACSD shall invoice Cubist for such amounts owed, and shall attach to such invoice copies of any third party invoices upon which ACSD’s invoice is based, and Cubist shall pay such invoice within 30 days of Cubist’s receipt thereof

• Upon successful completion of the final validation of a process in the modified facility which is capable of producing at an annual capacity of []* kg or higher, such capability determined by the number of kg produced and the time it takes to produce any 3 consecutive batches that are released for commercial use, Cubist will pay the  remaining []*% of project costs which Cubist is responsible for according to the agreement of amendment No. 5, this project plan, the detailed project plan referred to above, and any other agreements between ACSD and Cubist.  Within 3 business days of release for commercial use of

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

the third such batch, ACSD shall invoice Cubist for such amounts owed, and shall attach to such invoice copies of any third party invoices upon which ACSD’s invoice is based, and Cubist shall pay such invoice within 30 days of Cubist’s receipt thereof

ACSD shall pay all third party vendors on a timely basis and shall use best efforts to ensure delivery and performance by such third party vendors. In addition to Cubist’s right to monitor under the Agreement, Cubist shall have the right to audit all original invoices from any third party vendor(s) and any other documents demonstrating delivery and performance by such third party vendors relating to the project. ACSD shall inform Cubist of any deviations from the agreed upon project plan, including but not limited to project costs and timelines.

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

EXHIBIT H

Product Price Schedule

Kgs Ordered/	Price
Calendar Year	(beginning 2010)
[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

[]*	€	[]	*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.